Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

[DATE] – [One Week] After Offer Commences

We have just completed [week one] of the Lattice Semiconductor Corporation Offer to Exchange Certain Outstanding Options for New Options or Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 11:59:59 p.m., Eastern Time, on February 3, 2009, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 11:59:59 p.m., Eastern Time, on February 3, 2009, by:

Suzanne L. Bishop

Bishop Consulting, LLC

Fax: (971) 228-2470

E-mail: stockadmin@latticesemi.com

Only responses that are complete, signed and actually received by Suzanne Bishop at Bishop Consulting, LLC by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Suzanne L. Bishop

Bishop Consulting, LLC

6107 SW Murray Blvd., #271

Beaverton, OR 97008

Phone: (503) 372-5761

E-mail: stockadmin@latticesemi.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Byron Milstead, dated December 22, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

[DATE BEGINNING FINAL WEEK OF OFFER PERIOD] – Final Week

We are entering the final week of the Lattice Semiconductor Corporation Offer to Exchange Certain Outstanding Options for New Options or Restricted Stock Units (referred to as the “Offer to Exchange”). After today, there are [seven (7) days] left to make your election. The offer to exchange your eligible options will expire at 11:59:59 p.m., Eastern Time, on February 3, 2009, unless we extend the offer period.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 11:59:59 p.m., Eastern Time, on February 3, 2009, by:

Suzanne L. Bishop

Bishop Consulting, LLC

Fax: (971) 228-2470

E-mail: stockadmin@latticesemi.com

Only responses that are complete, signed and actually received by Suzanne Bishop at Bishop Consulting, LLC by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Suzanne L. Bishop

Bishop Consulting, LLC

6107 SW Murray Blvd., #271

Beaverton, OR 97008

Phone: (503) 372-5761

E-mail: stockadmin@latticesemi.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Byron Milstead, dated December 22, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

February 3, 2009 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Lattice Semiconductor Corporation Offer to Exchange Certain Outstanding Options for New Options or Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible options will expire at 11:59:59 p.m., Eastern Time, on February 3, 2009.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile or e-mail (via PDF or similar imaged document file) before 11:59:59 p.m., Eastern Time, on February 3, 2009, by:

Suzanne L. Bishop

Bishop Consulting, LLC

Fax: (971) 228-2470

E-mail: stockadmin@latticesemi.com

Only responses that are complete, signed and actually received by Suzanne Bishop at Bishop Consulting, LLC by the deadline will be accepted. Responses submitted by any other means, including hand-delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to:

Suzanne L. Bishop

Bishop Consulting, LLC

6107 SW Murray Blvd., #271

Beaverton, OR 97008

Phone: (503) 372-5761

E-mail: stockadmin@latticesemi.com

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the cover letter from Byron Milstead, dated December 22, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.